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                                                                  EXHIBIT 11.1


                    FAMILY GOLF CENTERS, INC. AND SUBSIDIARIES


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                                              Year Ended December 31,
                                     -----------------------------------------
                                        1997           1996           1995
                                     -----------    -----------    -----------
Net income.........................  $10,524,000    $ 5,208,000    $ 1,074,000
                                     -----------    -----------    -----------
                                     -----------    -----------    -----------
Weighted average number of common
  shares outstanding
    -Basic.........................   12,245,000     10,002,000      5,117,000

Shares issuable upon exercise of
  dilutive options and warrants....    1,239,000        958,000        267,000

Less shares assumed repurchased....     (963,000)      (670,000)      (113,000)
                                     -----------    -----------    -----------
Weighted average number of common
  shares outstanding
    -Diluted.......................   12,532,000     10,290,000      5,271,000
                                     -----------    -----------    -----------
                                     -----------    -----------    -----------
Income per common share
    -Basic.........................  $       .86    $       .52    $       .21
                                     -----------    -----------    -----------
                                     -----------    -----------    -----------
    -Diluted.......................          .84            .51            .20
                                     -----------    -----------    -----------
                                     -----------    -----------    -----------
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